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ALLENERGY MARKETING COMPANY, L.L.C.
Consolidated Balance Sheet
At July 31, 2000
(expressed in millions, rounded to hundred thousands of dollars)
(Unaudited, subject to adjustment)
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ASSETS
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
Cash                              $ 6.5
Accounts receivable and unbilled revenues, net               57.2
Inventory                         9.2
Prepaid expenses                         1.4
Other current assets                         6.8
                              ------
     Total current assets                    81.1
                              ------

Fixed assets, net                         14.2
Goodwill                         104.1
Investment in affiliates                    0.7
Other assets                         3.6
                              ------
     Total assets                         $203.7
                              ======

LIABILITIES AND MEMBER'S EQUITY
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Accounts payable                $ 16.3
Accrued expenses                         16.6
Current portion of long-term debt               0.9
Other current liabilities                    10.7
                              ------
     Total current liabilities               44.5
                              ------

Long-term debt                         1.4
Other non-current liabilities               5.5
                              ------
     Total liabilities                         51.4
                              ------

Subordinated note payable                    125.5
Member's equity                         91.0
Retained earnings                         (64.2)
                              ------
     Total equity                         152.3
                              ------
     Total liabilities and member's equity               $203.7
                              ======

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